SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934



            Date of Report (Date of earliest event reported)

                              April 6, 1995


                            ASHLAND COAL, INC.
          (Exact name or registrant as specified in its charter)



     DELAWARE                 1-9993              61-0880012
(State or other      (Commission file number)  (I.R.S.Employer
jurisdiction of                              Identification No.)
incorporation or
 organization)


         2205 Fifth Street Road, Huntington, West Virginia  25701
     (Address of principal executive offices)  (Zip Code)



              P.O. Box 6300, Huntington, West Virginia  25771
                       (Mailing Address)          (Zip Code)



Registrant's telephone number, including area code: (304)526-3333

Item 5.   Other Events.


     The discussions between Ashland Coal, Inc. and Quaker Coal
Company, Inc. concerning the possible purchase by Ashland Coal of Quaker's Kentucky operations have terminated.

     As a consequence of Saarbergwerke AG's previously disclosed sale of its Ashland Coal Class B Preferred Stock to Ashland Inc., Saarbergwerke has confirmed to Ashland Coal that all Saarbergwerke's rights and obligations under the Restated Shareholders Agreement dated December 12, 1991, as amended (Exhibit 4.9 to Ashland Coal's Annual Report on Form 10-K for
1994); Registration Rights Agreement dated August 2, 1993 (Exhibit 4.12 to 1994 10-K); Restated Coal Off-Take Agreement dated December 12, 1991 (Exhibit 10.1 to 1994 10-K); Shareholder Services Contract dated October 13, 1981 (Exhibit 4.1 under Item 7 below); and the letter agreement dated August 10, 1988 (relating to attendance at Board meetings of non-voting observers) have terminated. No services were rendered under the Shareholder Services Contract in the year ended December 31, 1994.



Item 7.   Financial Statements and Exhibits.


     4.1 Shareholder Services Contract dated October 13, 1981, among Ashland Coal, Inc., Saarbergwerke AG, and Carboex
International, Ltd.

     4.2 Letter Agreement dated as of March 27, 1995, relating to the rights and obligations of Saarbergwerke AG under certain contracts with Ashland Coal, Inc.

                          SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   ASHLAND COAL, INC.
                                   (Registrant)

                                   By:  /s/  Roy F. Layman
                                        Administrative Vice
                                        President and Secretary

                                   Date:  April 6, 1995

                            Ashland Coal, Inc.
                        Form 8-K for April 6, 1995


                             INDEX TO EXHIBITS

ITEM

4.1 Shareholder Services Contract dated October 13, 1981, among Ashland Coal, Inc., Saarbergwerke AG, and Carboex
          International, Ltd.

4.2 Letter Agreement dated as of March 27, 1995, relating to the rights and obligations of Saarbergwerke AG under certain contracts with Ashland Coal, Inc.